UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2022
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Company held its 2022 Annual Meeting of Stockholders on May 19, 2022 (the “2022 Annual Meeting”). At the 2022 Annual Meeting, holders of the Company’s Class A and Class B common stock, voting together as a single class:
•elected Douglas I. Foy, Jennifer L. Miller and Nickolas Stravopoulos to serve as the Company’s class III directors until the Company’s 2025 annual meeting of stockholders and until their successors are elected and qualified; and
•ratified the selection of RSM US LLP as the Company’s independent registered public accounting firm for 2022.
The matters acted upon at the 2022 Annual Meeting, and the voting tabulation for each matter, are as follows:
Proposal 1:    The election of the following nominees for class III directors for a term of three years (voted on by holders of Class A common stock and Class B common stock, voting together as a single class):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Douglas I. Foy	96,992,952	18,148,723	4,751,954
Jennifer L. Miller	111,659,893	3,481,782	4,751,954
Nickolas Stravopoulos	102,102,566	13,039,109	4,751,954
Proposal 2:    Ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (voted on by holders of Class A common stock and Class B common stock, voting together as a single class):

Votes For	Votes Against	Abstain	Broker Non-Votes
119,009,842	868,630	15,157	—

Item 8.01.    Other Events.

The Company's Board and Directors is in the process of reviewing its non-employee director compensation program and consequently unanimously determined to defer the annual option grant, which under the Company's non-employee director compensation program would be granted to each non-employee director on the date of the Company's Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
May 24, 2022	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary